Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of China Lending Corporation on Form F-1 of our report dated May 6, 2016, except for Note 21 EARNINGS PER SHARE, as to which the date is March 3, 2017, with respect to our audits of the consolidated financial statements of Adrie Global Holdings Limited as of December 31, 2015 and 2014 and for the years ended, which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on October 11, 2016 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum Bernstein & Pinchuk LLP

Shanghai, China

May 25, 2017

SHANGHAI OFFICE ● Suite 1006 ● Tower 1, Jing An Kerry Centre ● 1515 West Nanjing Road ● Shanghai, China ● 200040

Phone 8621.6054.5845 ● Fax 8621.5212.5418 ● www.marcumbp.com